Exhibit 99.1

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Emily E. Geier, P.C. (admitted pro hac vice)

Derek I. Hunter (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

joshua.sussberg@kirkland.com

emily.geier@kirkland.com

derek.hunter@kirkland.com

COLE SCHOTZ P.C.

Michael D. Sirota, Esq.

Warren A. Usatine, Esq.

Felice R. Yudkin, Esq.

Court Plaza North, 25 Main Street

Hackensack, New Jersey 07601

Telephone: (201) 489-3000

msirota@coleschotz.com

wusatine@coleschotz.com

fyudkin@coleschotz.com

Co-Counsel for Debtors and

Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEW JERSEY

In re: BED BATH & BEYOND INC., et al., Debtors.[1]	Chapter 11 Case No. 23-13359 (VFP) (Jointly Administered)

[1]

The last four digits of Debtor Bed Bath & Beyond Inc.’s tax identification number are 0488. A complete list of the Debtors in these Chapter 11 Cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/bbby. The location of Debtor Bed Bath & Beyond Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 650 Liberty Avenue, Union, New Jersey 07083.

NOTICE OF (I) ENTRY OF THE ORDER

(A) APPROVING THE DISCLOSURE STATEMENT

ON A FINAL BASIS AND (B) CONFIRMING THE SECOND

AMENDED JOINT CHAPTER 11 PLAN OF BED BATH & BEYOND INC.

AND ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that the Honorable Michael B. Kaplan, United States Bankruptcy Judge, entered an order confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. And Its Debtor Affiliates (as may be modified, the “Plan”) [Docket No. 2160] and approving the Disclosure Statement on a final basis (the “Confirmation Order”), which the Clerk of the United States Bankruptcy Court for the District of New Jersey (the “Court”) docketed on September 14, 2023.2

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available on the Debtors’ restructuring website at https://restructuring.ra.kroll.com/bbby/ or the Court’s website at https://www.njb.uscourts.gov/. To access the Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on September 29, 2023.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims must be Filed and served on the Wind-Down Debtors on or before the Administrative Claims Bar Date: the date that is fourteen (14) days following the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date. Parties exempted from filing requests for payment of Administrative Claims under the Bar Date Order are not required to comply the Administrative Claims Bar Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Court within thirty (30) days after the later of (a) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection, (b) the Effective Date of such rejection, or (c) the Effective Date.

[2]	Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article X of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Wind-Down Debtors, and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

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Dated: September 29, 2023

/s/ Michael D. Sirota
COLE SCHOTZ P.C.
Michael D. Sirota, Esq.
Warren A. Usatine, Esq.
Felice R. Yudkin, Esq.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
Telephone:	(201) 489-3000
Email:	msirota@coleschotz.com
wusatine@coleschotz.com
fyudkin@coleschotz.com

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Joshua A. Sussberg, P.C. (admitted pro hac vice)
Emily E. Geier, P.C. (admitted pro hac vice)
Derek I. Hunter (admitted pro hac vice)
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900
Email:	joshua.sussberg@kirkland.com
emily.geier@kirkland.com
derek.hunter@kirkland.com

Co-Counsel for Debtors and
Debtors in Possession